Exhibit 4.9
FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 27, 2017, among TNHC Tidelands LLC, a Delaware limited liability company, TNHC Arizona Marketing LLC, a Delaware limited liability company (together, the “Guaranteeing Subsidiaries”), each a subsidiary of The New Home Company Inc., (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of March 17, 2017 (as amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s 7.250% Senior Notes due 2022 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Security Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Security Guarantee and in the Indenture including but not limited to Article 10 thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Security Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
TNHC TIDELANDS LLC,
a Delaware limited liability company

By:	THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC
a Delaware limited liability company
as Member

By:    THE NEW HOME COMPANY INC.
a Delaware corporation
as Sole Member and Manager

/s/ John M. Stephens
Name:     John M. Stephens

Its:	Chief Financial Officer

TNHC ARIZONA MARKETING LLC
a Delaware limited liability company

By:	THE NEW HOME COMPANY INC.
a Delaware corporation
as Sole Member and Manager

/s/ John M. Stephens
Name:     John M. Stephens

Its:	Chief Financial Officer

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THE NEW HOME COMPANY INC.

By: /s/ John M. Stephens
Name:     John M. Stephens
Its:    Chief Financial Officer

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GUARANTORS

TNHC REALTY AND CONSTRUCTION INC.
a Delaware corporation

THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC
a Delaware limited liability company

THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC
a Delaware limited liability company

TNHC LAND COMPANY LLC
a Delaware limited liability company

TNHC ARIZONA LLC
a Delaware limited liability company

TNHC-SANTA CLARITA GP, LLC
a Delaware limited liability company

TNHC SAN JUAN LLC
a Delaware limited liability company

LR8 INVESTORS, LLC
a Delaware limited liability company

LR8 OWNER, LLC
a Delaware limited liability company

TNHC-CALABASAS GP LLC
a Delaware limited liability company

TNHC GROVE INVESTMENT LLC
a Delaware limited liability company

TNHC CANYON OAKS LLC
a Delaware limited liability company

TNHC-ARANTINE GP LLC
a Delaware limited liability company

By: /s/ John M. Stephens
Name:     John M. Stephens
Its:    Chief Financial Officer

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GUARANTORS cont.

LARKSPUR LAND 8 OWNER, LLC
a Delaware limited liability company

LARKSPUR LAND 8 INVESTORS, LLC
a Delaware limited liability company

DMB/TNHC LLC
a Delaware limited liability company

By: /s/ John M. Stephens
Name:     John M. Stephens
Its:    Chief Financial Officer

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U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By: /s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

(Signature page to Fourth Supplemental Indenture – NWHM)